SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2019

Mary Jane’s CBD Dispensary, Inc
(Exact name of registrant as specified in its charter)

Nevada	333-227270	83-1159128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

302 West Victory Dr. Savannah GA	31405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (816)-343-3102

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 5.02 is incorporated into this Item 1.01 by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 5.02 is incorporated into this Item 3.02 by reference.

The issuance of the above securities was made in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 and/or Regulation D promulgated thereunder.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 5, 2019, Matthew Meyer resigned as our Chief Operating Officer and Chairman, and was appointed as our President. On the same day, Mason Habib was appointed as our Chief Operating Officer, Chairman and member of the Board of Directors. Also on May 5, 2019, Mr. Moses Campbell resigned as our director but will remain as our Chief Executive Officer. There was no known disagreement with Mr. Campbell on any matter relating to our operations, policies or practices.

The employment history for Mr. Meyer is contained in our annual report on Form 10-K filed with the SEC on April 12, 2019 and is incorporated herein by reference.

Effective April 15, 2019, we entered into a two year Management Agreement with Mr. Mason Habib to serve as our Chief Operating Officer (the “Agreement”.) In addition, Mr. Habib was appointed as a member of the Company’s Board of Directors and to serve as its Chairman. Under the Agreement, we agreed to compensate Mr. Habib $5,000 monthly (with a provision to increase to $10,000 monthly if the Company achieves $2,500,000 in annual revenues) and provide him with 6,500,000 shares of common stock, which are subject to a lock-up for 18 months and leak-out thereafter. He is also eligible for bonuses as stated in the Agreement. Mr. Habib is entitled to severance for termination without cause and he agreed to restrictive convents, as set forth in the Agreement, including a 2 year covenant not to compete.

Romish Mason Habib (Age 28) - Chief Operating Officer and Director. As stated Mr. Habib was appointed as the Company’s Chief Operating Officer pursuant to the aforementioned Agreement. In addition was appointed to the Company’s Board of Directors as a director and Chairman. Prior to joining the Company, in 2016 Mr. Habib founded PacificShores Ventures, Inc. where he serves as its Chief Executive Officer. He has been employed by PacificShores from its inception to present (although his appointment with the Company will necessarily require, and Mr. Habib plans to devote, a significant amount of his business time and energy to the Company.) PacificShores is an international consulting firm specializing in helping companies with capital formation, identifying and securing lenders, and managing business turnarounds. Through PacificShores, he has provided consulting services across a wide range of industries, working internationally with clients in countries such as The United States, The People’s Republic of China, The United Arab Emirates, South Korea, The Netherlands, and Switzerland.

Prior to founding Pacific Shores, from 2014 until 2016, Mr. Habib worked as an associate banker with SilverBear Capital, Inc., a Hong Kong based merchant banking firm. At SilverBear, Mr. Habib assisted the firm’s clients in finalizing loans and completing M&A transactions as well as structuring and assisting with other corporate transactions. Mr. Habib holds a Bachelors degree in economics from the Zagreb School of Economics and Management in Croatia.

As a further condition of the Agreement, our Chief Executive Officer, Mr. Moses Campbell, has agreed to cancel 6,500,000 shares of his common stock.

Aside from above, neither Mr. Habib nor Mr. Meyer have had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. There are no family relationships between Mr. Habib, Mr. Meyer and any of our directors or executive officers.

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SECTION 9 – Financial Statements and Exhibits

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Management Agreement, dated May 5, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mary Jane’s CBD Dispensary, Inc.

/s/ Moses Campbell
Moses Campbell Chief Executive Officer

Date: May 7, 2019

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